Mergers with Eastman National Bancshares, Inc. and Cache Holdings, Inc. July 17, 2017 NASDAQ: EQBK Exhibit 99.2

Forward-Looking Statements Special Note Concerning Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 16, 2017 and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this presentation are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Additional Information for Investors and Shareholders Important Additional Information This communication shall not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation or an offer to buy any securities. Investors and security holders are urged to carefully review and consider Equity’s public filings with the SEC, including but not limited to its Annual Reports on Form 10-K, its proxy statements, its Current Reports on Form 8-K and its Quarterly Reports on Form 10-Q. The documents filed by Equity with the SEC may be obtained free of charge at Equity’s investor relations website at investor.equitybank.com or at the SEC’s website at www.sec.gov. Alternatively, these documents, when available, can be obtained free of charge from Equity upon written request to Equity Bancshares, Inc., Attn: Investor Relations, 7701 East Kellogg Drive, Suite 300, Wichita, Kansas 67207 or by calling (316) 612-6000. In connection with the proposed merger transactions, Equity (i) intends to file a registration statement on Form S-4 with the SEC for the Cache Holdings, Inc. (“Cache”) and Eastman National Bancshares, Inc. (“Eastman”) merger transactions, which will include proxy statements of Cache and Eastman and a prospectus of Equity, and (iii) will file other documents regarding the proposed Cache and Eastman merger transactions with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE ENTIRE APPLICABLE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTIONS. The applicable proxy statement/prospectus has or will be sent to the stockholders of each institution seeking the required stockholder approvals. Investors and security holders may obtain the registration statements and the proxy statement/prospectuses free of charge from the SEC’s website or from Equity by writing to the address provided above. Cache and Eastman and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their stockholders in connection with the proposed merger transactions. Information about Equity’s participants may be found in the definitive proxy statement of Equity relating to its 2017 Annual Meeting of Stockholders filed with the SEC on March 22, 2017. The definitive proxy statement can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such participants will be included in the proxy statement and other relevant documents regarding the proposed mergers.

Equity Bancshares – About Us Recent Price (1) 31.57 $ Median Consensus Price Target 37.00 $ Tangible Book Value Per Share 17.00 $ Price to 2017 consensus earnings (1)(2) 16.11 x Price to Tangible Book Value Per Share (1) 1.86 x Q1 2017 diluted earnings per share (EPS) 0.40 $ 2017 EPS Consensus (2) 1.96 $ Market capitalization ($M) (1) $ 385 million As of July 14, 2017 market closing Median consensus of 2017 analyst earnings expectations as of July 2017 reported as $1.96 per share

Equity Bancshares – Company Profile EQBK (Nasdaq ticker) $2.4 Billion Total Assets $385 Million Market Cap (as of 7/14/2017) Deposit franchise: Kansas (18 branches with $803mm in deposits)(1) Missouri (14 branches with $535mm in deposits)(1) Arkansas (5 branches with $385mm in deposits)(1) Partnerships with Eastman and Patriot add: Oklahoma (5 branches with $463mm in deposits)(2) Acquisitions, repositioning and organic growth are key elements of the EQBK strategy History of strong asset quality Successfully integrated 11 acquisitions (Since 2003) Executive officers and directors beneficially own approximately 14.9% Completed Initial Public Offering in November 2015 ($50.2 million) 2015 Best In Business winner, Wichita Business Journal 2013 and 2014 Best Places to Work, Wichita Business Journal Current Footprint (37 Branches) Source: SNL Financial, EQBK Management provided information, and the Wichita Business Journal Per SNL Financial and the 2016 FDIC Summary of Deposits Deposits to be added with the announced mergers with Eastman National Bank and Patriot Bank; per SNL Financial and 2016 FDIC Summary of Deposits.

Core Components of EQBK’s Story Growth in Commercial Banking Franchise Commercial banking customers (70% of loans) Manufacturing, transportation, business Strong Operating Performance Delivered earnings and EPS growth Above peer asset quality through cycles Leveraging infrastructure to achieve efficiencies Proven M&A Acquirer and Integrator Successful track record Ability to integrate, operate and enhance revenue Performance Opportunity Growth Oriented Business Plan Focus on commercial banking Continue organic and acquisition initiatives Leverage efficient, scalable infrastructure Enhance revenue through identified synergies Hire talented, entrepreneurial employees Continue offering sophisticated, improved and customized banking products Market Opportunity Numerous acquisition opportunities Gathering low cost deposits and deploying into our growing target lending markets Management Team & Board Strength Large bank experience with community bank care Success in attracting clients from larger banks Deep alignment with shareholders C-Suite and top-line managers have significant ownership Top-shelf credit culture

Pro Forma Footprint and Demographics Source: SNL Financial & The Nielsen Company Eastman National Bank’s branch count excludes one facility location without deposits Unemployment rate as of May 2017 Unemployment Rates(1) Kansas: 3.7% Missouri: 4.1% Arkansas: 3.3% Oklahoma: 4.6% USA: 4.1% EQBK (37) Eastman National Bank (4) Patriot Bank (1) 55 miles 70 miles 80 miles Footprint 42 branches in 23 counties across 4 states Strong strategic positioning, with branches along I-70 and I-35 Branches clustered around key areas such as Wichita, Topeka, Kansas City, Northern Arkansas and Northern Oklahoma Total population of current markets served of 4.9 million Median household income of $47,273 Key Industries Transportation Manufacturing Healthcare

Merger with Eastman National Bank (Eastman National Bancshares, Inc.)

Eastman National Bank - Overview Eastman Footprint Selected Financial Highlights (1) Dollars in thousands. Source: SNL Financial Data included in Selected Financial Highlights is at the bank level at or for the last twelve months ended 3/31/2017, unless otherwise noted; per SNL Financial Core deposits defined as all deposits, excluding CDs Overview Eastman National Bank is headquartered in Newkirk, OK Was founded in 1893 and operates four branches in the Ponca City MSA High profitability, with strong ROAA and ROAE Attractive core deposits in stable markets High-caliber, long-tenured, management team remains with EQBK Significant Eastman insider ownership remains invested in EQBK Eastman National Bank

Oklahoma Market Presence Eastman National Bank – Deposit Market Share Source: SNL Financial, deposit data per the 2016 FDIC Summary of Deposits Eastman National Bank’s branch count excludes one facility location without deposits Logical market expansion Distance between nearest branches is approximately 55 miles EQBK gains entry into the northern portion of Oklahoma Meaningful entry into the Ponca City MSA via a franchise with a leading deposit market share 13 basis point cost of deposits for YTD 2017 including 33% non-interest bearing deposits EQBK (37) Eastman National Bank (4) Ponca City MSA (Oklahoma)

Eastman National Bank – Ponca City Market Sources: SNL Financial, poncaworks.com, goponca.com and phillips66.com Note: Deposit data per the 2016 FDIC Summary of Deposits. (1) Based on NAICS code. Ponca City MSA (Oklahoma) Eastman National Bank is headquartered in Newkirk and operates within the Ponca City MSA Eastman Deposit market share rank: #2 (24%) Ponca City has an educated workforce, an average household income of $58,651, and more than 15% of households have an income of greater than $100,000 Very diverse local economy, with no industry accounting for a more than 7% of the businesses or workforce(1) Business-friendly environment, with a low cost of operating a business and a leading workforce training center Home to the Ponca City Refinery which employs almost 1,000 people Notable Employers

Transaction Overview Structure Continues EQBK strategy of community bank consolidation EQBK to acquire 100% of Eastman National Bancshares, Inc. Eastman National Bank is expected to be merged into Equity Bank in 4Q 2017 Purchase Price Deal value: Approximately $46.7 million(1) Exchange Ratio: 6.1389 EQBK shares and $48.91 in cash Consideration: 1.18 million shares of EQBK stock and $9.4 million in cash (~ 80% stock / 20% cash) (1) Valuation Multiples P/TBV = 176% based on June 30, 2017 tangible book value at announcement(1)(2) ~11.8x LTM earnings, 8.4x 2018 earnings est. incl. cost saves(1)(2) Core deposit premium of 9.8% at announcement(1)(2) Social Pro Forma Ownership Split (at announcement): 91% EQBK / 9% Eastman Key management retention of Eastman Required Approvals & Expected Closing Customary regulatory approval Eastman shareholder approval 4th quarter of 2017 Capital Ratios Remain well-capitalized based on all regulatory capital ratios Assumes EQBK’s spot price of $31.57 as of 7/14/2017 Source: EQBK Management and Eastman Management; Eastman tangible book value is consolidated and as of 6/30/2017; Eastman LTM earnings are for the last twelve months ended 6/30/2017

Compelling Strategic Partnership Financially Attractive Structured within EQBK’s merger metrics and discipline $0.20 EPS Accretive in 2018 and $0.21 EPS Accretive in 2019 3.2% dilutive to tangible book value with a TBV earnback period of 2.8 years using the crossover method Improves combined prospective ROA, ROE, NIM and Efficiency Ratio 20%+ IRR Low-Risk Profile Similar customer approach, credit cultures and operating styles Retention of key local management team members Comprehensive due diligence, no concentration concerns, including CRE Strong pro forma capital ratios Cost savings primarily from operating redundancies Strategic Value Eastman is a high-performing community bank Entry into the northern Oklahoma via a franchise with high-quality, low-cost, core deposits Leverages EQBK operating platform and back office support Attractive NIM based upon commercial portfolio and retail platform

Key Transaction Assumptions Cost Savings Expected non-interest expense savings of approximately 28%, or approximately $1.9 million, with 100% being achieved during 2018 Revenue Enhancements None included in pro forma projections One-time Merger Related Costs Approximately $4.6 million pre-tax Loan Mark Gross ($2.7 million); Net of ALLL ($0.1 million) Core Deposit Intangible 1.3% amortized over 10 years using SOYD methodology Other Purchase Accounting Adjustments $2.5 million interest rate mark on loan portfolio $0.1 million interest rate mark on deposits $1.1 million interest rate mark on securities portfolio Operation and Conversion Eastman National Bank will merge, convert and integrate into Equity Bank during Q4-2017 Pre-closing Condition Eastman to deliver minimum common equity of $26.1 million

Merger with Patriot Bank (Cache Holdings, Inc.)

Patriot Bank - Overview Patriot Footprint Selected Financial Highlights (1) Dollars in thousands. Source: SNL Financial Data included in Selected Financial Highlights is at the bank level at or for the last twelve months ended 3/31/2017, unless otherwise noted; per SNL Financial Core deposits defined as all deposits, excluding CDs ROAA and ROAE tax impacted at 39.0%. Overview Patriot Bank is headquartered in Tulsa, OK Operates one branch in the Tulsa MSA Very strong asset quality High profitability, with strong ROAA and ROAE (Adjusted for S-Corp status)(3) Attractive entry point into a growing and dynamic market High-caliber, long-tenured, management team remains with EQBK Significant insider ownership remains invested in EQBK Patriot Bank

Oklahoma Market Presence Patriot Bank – Deposit Market Share Source: SNL Financial, deposit data per the 2016 FDIC Summary of Deposits Logical market expansion Distance between nearest Equity branch is approximately 70 miles EQBK gains entry into the attractive Tulsa market Meaningful market entry via a rapidly expanding franchise LTM loan and deposit growth of 15% and 24%, respectively Sizable deposit base given single-branch location EQBK (37) Patriot Bank (1) Tulsa MSA (Oklahoma)

Patriot Bank – Tulsa Market Sources: SNL Financial, growmetrotulsa.com Note: Deposit data per the 2016 FDIC Summary of Deposits. Tulsa MSA (Oklahoma) Tulsa is the headquarters for Patriot Bank Patriot Bank deposit market share rank: #20 (1%) The Tulsa MSA is home to almost 1 million residents, making it the second largest metropolitan area in Oklahoma As of April 2017, the Tulsa MSA workforce accounted for approximately 26% of the Oklahoma workforce Unemployment rate of 4.9% in line with Oklahoma rate of 4.6% as of May 2017 Composite cost of living index of 90.7, which compares favorably to cities such as Dallas (101.2), Houston (97.0) and Little Rock (96.7) The Tulsa MSA’s economy is diverse, with numerous industries accounting for significant employment Trade (Wholesale/Retail), Professional & Business Services, Government and Education & Health Services are the four largest industries in Tulsa 38 businesses employ 1,000+ individuals Of those 38, 26 are headquartered or have their primary location in Tulsa Median household income of $50,880, projected to grow more than 20% by 2021 Notable Employers

Transaction Overview Structure Continues EQBK strategy of community bank consolidation EQBK to acquire 100% of Cache Holdings, Inc. Patriot Bank is expected to be merged into Equity Bank in 4Q 2017 Purchase Price Deal value: Approximately $50.5 million(1) Exchange Ratio: 53.000 EQBK shares and $615.12 in cash Consideration: 1.19 million shares of EQBK stock and $12.9 million in cash (~ 73% stock / 27% cash) (1) Valuation Multiples P/TBV = 176% based on March 31, 2017 tangible book value at announcement(1)(2) ~12.6x LTM earnings, 10.4x 2018 earnings est. incl. cost saves(1)(2) Core deposit premium of 11.0% at announcement(1)(2) Assumes EQBK’s spot price of $31.57 as of 7/14/2017 and includes impact of options receiving stock Source: EQBK Management and Patriot Management; Patriot tangible book value is consolidated and as of 3/31/2017 and includes estimated impact of 1Q’17 taxes given S-Corp status; Patriot LTM earnings are for the last twelve months ended 3/31/2017 and tax-effected Social Pro Forma Ownership Split (at announcement): 91% EQBK / 9% Patriot Key management retention of Patriot Required Approvals & Expected Closing Customary regulatory approval Patriot shareholder approval 4th quarter of 2017 Capital Ratios Remain well-capitalized based on all regulatory capital ratios

Compelling Strategic Partnership Financially Attractive Structured within EQBK’s merger metrics and discipline $0.15 EPS Accretive in 2018 and $0.16 EPS Accretive in 2019 2.1% dilutive to tangible book value with a TBV earnback period of 2.8 years using the crossover method Improves combined prospective ROA, ROE, NIM and Efficiency Ratio IRR in the high-teens Low-Risk Profile Similar customer approach, credit cultures and operating styles Retention of key local management team members Comprehensive due diligence, no concentration concerns, including CRE Strong pro forma capital ratios Cost savings primarily from operating redundancies Strategic Value Established community banking platform with cross-sale opportunities for all of EQBK’s product offerings Entry into the attractive Tulsa market via a franchise with strong and demonstrated growth Leverages EQBK operating platform and back office support Attractive NIM based upon a desirable commercial portfolio

Key Transaction Assumptions Cost Savings Expected non-interest expense savings of approximately 24%, or approximately $1.3 million, with 100% being achieved during 2018 Revenue Enhancements None included in pro forma projections One-time Merger Related Costs Approximately $2.7 million pre-tax Loan Mark Gross ($4.3 million); Net of ALLL ($0.3 million) Core Deposit Intangible 0.6% amortized over 10 years using SOYD methodology Other Purchase Accounting Adjustments $1.4 million interest rate mark on loan portfolio Operation and Conversion Patriot Bank will merge, convert and integrate into Equity Bank during Q4-2017 Pre-closing Condition Patriot to deliver minimum common equity of $30.8 million

Combined Summary Impact

Pro Forma Footprint Eastman National Bank’s branch count excludes one facility location without deposits EQBK (37) Eastman National Bank (4) Patriot Bank (1) 55 miles 70 miles 80 miles

Pro Forma Financial Impact EPS Impact ~14% accretive in 2018 ($0.32) ~14% accretive in 2019 ($0.33) Tangible Book Value Impact Less than 5% dilutive to tangible book value at close Tangible book value earn-back period estimated to be approximately 2.8 years, using the cross-over method Pro Forma Consolidated Capital ~8.7% Tangible Common Equity / Tangible Assets ~8.4% Tier 1 Leverage Ratio ~11.5% Tier 1 Capital Ratio ~11.8% Total Risk-Based Capital Ratio Pro Forma Highlights Total assets of $3.0 billion Total deposits of $2.3 billion Cost of deposits of 58 bps Well-diversified loan portfolio Improved deposit profile and reduction of deposit costs

Pro Forma Loan and Deposit Composition EQBK Stand Alone Eastman Stand Alone Patriot Stand Alone Pro Forma Loan Mix Deposit Mix Total: $1,523 million Total: $181 million Total: $288 million Total: $1,992 million Total: $1,821 million Total: $218 million Total: $272 million Total: $2,310 million Yield on Loans: 5.53% Yield on Loans: 5.43% Yield on Loans: 5.11% Cost of Deposits: 0.62% Cost of Deposits: 0.13% Cost of Deposits: 0.70% Source: SNL Financial Note: EQBK loan and deposit data per SNL Financial as of 3/31/2017. Yield and cost for 1Q’17 Note: Eastman and Patriot loan and deposit data per bank-level regulatory filings as of 3/31/2017. Yield and cost for 1Q’17 Yield on Loans: 5.46% Cost of Deposits: 0.58%

Benefits to the Combined Stakeholders Shareholders Strategically and financially attractive transactions Successful Board and management teams with strong community ties Improved liquidity for Cache and Eastman shareholders Opportunity for increased shareholder value for all three companies Customers Community banking model with a focus on serving clients Addition of branch presence in Tulsa and Ponca City, Oklahoma Ability to provide enhanced products and services with larger lending limits Community bank market leader in Kansas, Missouri, Arkansas and Oklahoma Employees Similar cultures and markets allows for a simplified employee transition Smaller organizations allow for retention of key personnel Long-term dedicated management and leadership teams Larger size increases public identity and recruiting capability

Summary Patriot and Eastman join franchise allowing for continued growth and development of products and services Strategic acquisitions that enhance franchise value through expansion into attractive Oklahoma markets and are consistent with business plan and shareholder value proposition Clear execution pathway combined with compelling transaction economics with attractive EPS accretion and anticipated shareholder returns Integration experience and retention of experienced and talented local management minimizes execution risk Remain well-positioned for future opportunities

Supplemental Information

Continue Building Value via Strategic Execution

Phase I
Start-Up
2003 - 2007

2003-2004
Acquisition of National Bank of Andover
Rebrand as Equity Bank

2005
Purchase of 2 Wichita branches from Hillcrest Bancshares

2006
Acquisition of Charter of FNB of Sarcoxie, MO
Acquisition of Mortgage Centre, LC
Opened 2 branches in MO

2007
Signature Bank KC acquisition

Phase II
Growth
2008 - 2011

2008
Ellis State Bank acquisition (Ellis/Hays)
Branch opened in Lee's Summit, MO

2009
$8.8mm of TARP issued
Opened 2 branches in Overland Park, KS

2010
$20.0mm Capital Raise to fund growth

2011
Repaid TARP with SBLF
Purchase of 4 branches from Citizens Bancshares (Topeka)

Phase III
Leverage Infrastructure Profitably
2012 - present

2012
First Community Bancshares (FCB) acquisition
$20.4mm Capital Raise

2013
Integrate FCB and double earnings
CFO and CRO roles filled
Implement repositioning initiatives

2014
Repurchased 1.3mm shares
Refinanced TARP with Loan
Close/Sell 3 branches and opened branch Waterfront

2015
First Indep. (FFSL) acquisition
IPO

2016
Community First (CFBI) and Prairie State acquisition
Completed $35.4mm private placement capital raise (PIPE)

EASTMAN NATIONAL BANK ENB SINCE 1893
PATRIOT BANK

	*	**	***
Total Assets	$287mm	$610mm	$3.0bn
ROA	0.49%	0.46%	1.00%+

Note: Yellow shading indicates M&A activity; gray shading indicates capital activity
* Data as of 12/31/2007. ** Data as of 12/31/2011. *** Data as of 3/31/2017, pro forma for Eastman National Bank and Patriot Bank transactions
Source: Company management

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Eastman National Bank – Bank Financial Highlights Source: SNL Financial Note: Bank level data used

Patriot Bank – Bank Financial Highlights Source: SNL Financial Note: Bank level data used Note: Income metrics are not adjusted for S-Corp status

EQBK – Financial Highlights Source: SNL Financial and FactSet

EQBK's Professional Board

Gary Allerheiligen	Accounting	CPA Advisor, Retired Partner, Grant Thornton (KS)
Jim Berglund	Banking	Bank Advisor, Retired President / CEO Sunflower Bank (KS)
Dan Bowers		Former Secretary & Vice Chairman of Community First Bancshares, Inc.
Michael Downing		Former Ellis State Bank President (KS)
Brad Elliott		Chairman / CEO of Equity Bancshares, Inc. (KS)
Greg Kossover		CFO Equity Bancshares, Former CEO, Value Place, LLC (KS)
Jerry Maland		Former Chairman, President & CEO of Community First Bancshares, Inc.
Roger Buller	Investment Professionals	Investment Advisory – SVP / Regional Manager, Benjamin F. Edwards & Co. (KS)
Greg Gaeddert		Managing Partner, B12 Capital Partners, LLC (KS)
Shawn Penner		Owner, Shamrock Advisors, Inc. (KS)
Jeff Bloomer	Power & Energy	President and COO, Sunrise Oilfield Supply Company (KS)
P. John Eck	Insurance	Owner, AGV Corp., Eck Agency, Inc. (KS)
Randee Koger	Law	Attorney / Partner, Wise & Reber, L.C. (KS)
Harvey Sorensen		Attorney / Partner, Foulston Siefken LLP (KS)

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